UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 5, 2007

Encysive Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas		77081
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-796-8822

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 5, 2007, Encysive Pharmaceuticals Inc. (the "Company") announced that open label observational data from Columbia University suggests that sitaxsentan (Thelin™), a selective endothelin A receptor antagonist, may improve symptoms associated with Eisenmenger syndrome (ES). The analyses were presented on November 5, 2007 at the American Heart Association (AHA) Scientific Sessions 2007 meeting in Orlando.

A retrospective chart review was performed on 14 consecutive ES patients (10 females, 4 males; age 27 ± 11 years) initiating open label sitaxsentan therapy (100 mg tablets daily) at Columbia University between 2002 and 2006. Baseline data were compared to short- and long-term follow-up data at 12 weeks and at approximately one year. There was a significant decrease in the pulmonary vascular resistance (PVR) to systemic vascular resistance (SVR) ratio, consistent with pulmonary selectivity in these patients. The improvements in PVR index and six-minute walk distance were not significant. During the one-year follow-up, these ES patients had no significant change in resting systemic arterial oxygen saturation.

About Eisenmenger Syndrome

Eisenmenger syndrome is a progressive cardiovascular condition that can develop in individuals who have un-repaired congenital heart defects. ES is initially associated with increased pulmonary blood pressure that, if the congenital heart defect(s) is not repaired, results in reversal of the shunt from left to right to right to left with progressive pulmonary vascular disease and progressive cyanosis. ES is linked to multi-organ damage and premature death. There is currently no cure for ES once it is established.

This current report on Form 8-K contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are decisions by the U.S. Food and Drug Administration regarding whether and when to approve our drug application for THELIN™ (sitaxsentan sodium), our ability to raise capital to fund cash requirements for future operations, timelines for initiating new trials and completing ongoing clinical trials for sitaxsentan sodium (THELIN™), our estimates of the sufficiency of our existing capital resources, as well as more specific risks, trends and uncertainties facing Encysive such as those set forth in its reports on Forms 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks, trends and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore you should not rely on any such forward-looking statements. Furthermore, Encysive undertakes no duty to update or revise these forward-looking statements. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encysive Pharmaceuticals Inc.

November 5, 2007	By:	/s/ Paul S. Manierre

Name: Paul S. Manierre
Title: Vice President, General Counsel and Secretary